                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2002


                              BRE PROPERTIES, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

              Maryland                          0-5305                        94-1722214
     -----------------------------    -------------------------            ------------------
    (State or other jurisdiction of    (Commission File Number)             (I.R.S. Employer
             Incorporation)                                                Identification Number)


         44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)



                                  415-445-6530
                    ----------------------------------------
              (Registrant's telephone number, including area code)



                                 Not Applicable
                    ----------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

   FOURTH QUARTER RESULTS                   2001 YEAR-END HIGHLIGHTS

   .  $65.3 million total revenue           .  $263.7 million total revenue
   .  $0.44 earnings per share              .  $1.69 earnings per share
   .  $0.67 FFO per share                   .  $2.71 FFO per share
   .  $0.465 per share cash dividends       .  6% per share FFO growth
   .  69% FFO payout ratio                  .  7% same-store NOI growth

         BRE Properties, Inc., (NYSE:BRE) today reported operating results for the quarter and year ended December 31, 2001. For fourth quarter 2001, revenues totaled $65.3 million, as compared with $61.8 million a year ago. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter increased 6% to $45.3 million, up from $42.8 million in the same quarter 2000. Net income available to common shareholders for the fourth quarter totaled $20.2 million, or $0.44 per diluted share, as compared with $12.9 million, or $0.28 per diluted share, for the same period 2000.

         For the year ended December 31, 2001, revenues totaled $263.7 million, as compared with revenues of $253.5 million for 2000. For 2001, EBITDA totaled $183.8 million, up from $173.3 million a year ago, an increase of 6%. Net income available to common shareholders for the year totaled $78.8 million, or $1.69 per diluted share, as compared with $36.7 million, or $0.81 per diluted share, for 2000.

         For fourth quarter 2001, funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $32.1 million, or $0.67 per diluted share, a 3% per share increase from $31.6 million, or $0.65 per diluted share, for the same period 2000. For the year, FFO totaled $131.5 million, or $2.71 per diluted share, a per share increase of 6% over $123.4 million, or $2.56 per diluted share, in the same period 2000.

         BRE's overall growth in revenue, EBITDA and FFO for the quarter and the year was influenced by year-over-year same-store operating results, and income derived from apartment communities developed and acquired during 2001. Same-store net operating income (NOI) growth was 7% for the year, and flat for the quarter. The company's operating results reflect deteriorating national and regional economic conditions that accelerated during 2001 and the corresponding impact on market level rents and occupancy.

Same-Store Property Results

         BRE defines quarter-end same-store properties as stabilized apartment communities owned for at least five full quarters, and year-end same-store properties for at least eight full quarters. Of the 20,419 apartment units owned by BRE, same-store units totaled 17,974 and 17,782 for the quarter and year, respectively.

           ===============================================================================================
                                             Same-Store % Growth Results
                                             Q4 2001 Compared to Q4 2000
           -----------------------------------------------------------------------------------------------
                                               Rental          Operating                      % of Total
                                               Revenue          Expenses           NOI           NOI
                                               -------          --------           ---           ---

           San Francisco                           -4%               9%              -8%           28%

           San Diego                                6%              -2%              10%           16%

           L.A./Orange County                       3%               1%               3%           14%

           Seattle                                  0%              -3%               1%           11%

           Phoenix                                 -4%              -2%              -5%           11%

           Sacramento                               5%              -2%               8%            9%

           Salt Lake City                           1%              -4%               3%            6%

           Denver                                   3%               1%               3%            3%

           Portland                                 1%               5%              -2%            2%
           -----------------------------------------------------------------------------------------------
                             Average/Total          0%               1%               0%          100%

           ===============================================================================================

           ===============================================================================================
                                             Same-Store % Growth Results
                                                2001 Compared to 2000
           -----------------------------------------------------------------------------------------------
                                               Rental          Operating                      % of Total
                                               Revenue          Expenses           NOI           NOI
                                               -------          --------           ---           ---

           San Francisco                            6%               5%               6%           29%

           San Diego                                8%               2%              11%           15%

           L.A./Orange County                       9%               7%              10%           13%

           Seattle                                  4%              -1%               7%           11%

           Phoenix                                  0%               1%               0%           12%

           Sacramento                               7%               0%              11%            9%

           Salt Lake City                           3%               0%               5%            6%

           Denver                                   6%               2%               7%            3%

           Portland                                 7%               6%               7%            2%

           -----------------------------------------------------------------------------------------------
                             Average/Total          6%               2%               7%          100%

           ===============================================================================================

          The company's same-store operating results are consistent with economic trends that affected the nation and the company's markets throughout 2001. Fourth quarter 2000 operating metrics, including market rents, occupancy and turnover, reflected national and regional economic cycles at peak levels, just prior to entering a recessionary phase. Recessionary pressures that accelerated during 2001 compressed market rent growth, reduced average occupancy levels and increased the level of resident turnover in the company's same-store properties.

         On a year-over-year basis, average gross potential rents in the same-store portfolio increased 3%, to $1,055 per unit, from $1,025. Operating expenses, in general, remained stable. For the quarter and the year, operating margins were 72% and 73%, respectively, as compared with 72% and 71% for the same periods in 2000.

         Economic conditions had the greatest impact in BRE's San Francisco Bay area market. During 2001, market-level rents in the company's S.F. Bay area communities declined 18%. On a year-over-year basis, fourth quarter average gross potential rent levels decreased to $1,621 per unit, from $1,634 in the same-store portfolio. Gross potential rent represents, by property, scheduled rents for occupied units, plus market-level rents for vacant units.

         BRE's S.F. Bay area results were further affected by a reduction in average occupancy levels and higher turnover rates. During fourth quarter 2001, occupancy averaged 92%, as compared with 97% during the same period 2000. For the year, resident turnover in this market was 81%, as compared with 58% in 2000.

         For fourth quarter 2001, occupancy levels for the company's overall same-store portfolio averaged 94%, as compared with 97% for fourth quarter 2000. For the year, resident turnover averaged 67%, as compared with 65% in 2000.

           ===============================================================================================
                                       Same-Store Occupancy and Turnover Rates
                                   December 31, 2001 Compared to December 31, 2000
           -----------------------------------------------------------------------------------------------
                                                      Occupancy Levels                   Turnover Ratio
                                                  ------------------------            --------------------
                                                  Q4 2001          Q4 2000            2001            2000
                                                  --------         -------            ----            ----

           San Francisco                               92%             97%             81%             58%

           San Diego                                   96%             98%             61%             61%

           L.A./Orange County                          96%             97%             49%             54%

           Sacramento                                  96%             97%             72%             80%

           Seattle                                     93%             97%             54%             56%

           Portland                                    94%             97%             63%             62%

           Salt Lake City                              94%             96%             82%             85%

           Denver                                      95%             98%             77%             85%

           Phoenix                                     92%             95%             73%             70%
           -----------------------------------------------------------------------------------------------
                             Total/Average             94%             97%             67%             65%

           ===============================================================================================

Acquisition and Development Activity

         BRE acquired one apartment community in fourth quarter 2001: Ventanja at Rancho Niguel, located in Laguna Niguel, California. The 460-unit property was acquired for approximately $64 million. During 2001, BRE acquired two apartment communities with 597 units and an aggregate acquisition price of $84 million.

          For the year 2001, BRE delivered four communities with 962 units and transferred those communities from construction-in-progress to investments in real estate. During fourth quarter 2001, BRE delivered two apartment communities: Pinnacle Galleria, with 236 units, located in the Sacramento suburb of Roseville, California; and Pinnacle at Stone Creek, with 226 units, located in Paradise Valley, Arizona.

         At December 31, 2001, the company had four communities in the lease-up phase. With respect to the lease-up communities, units delivered and in service totaled 527 units, which will increase to 885 units upon the completion of construction. Average occupancy for the lease-up communities was 81% of delivered units and 53% of total units at the end of fourth quarter 2001.

         BRE currently has seven communities with 1,685 units in development, at a total estimated cost of $250 million. Expected delivery dates for these communities range from first quarter 2002 to first quarter 2003. The company's development properties are concentrated in the Southern California and Denver, Colorado regions.

         During fourth quarter 2001, the company acquired an 11-acre parcel of land in Valencia, California, with a purchase price of $13 million. BRE plans to develop a 234-unit apartment community on the site. At December 31, 2001, the company had two development sites classified as land under development, representing 426 units of future development.

Disposition Activity

         For the year 2001, the company sold three communities with 621 units, for an aggregate sales price of $19 million.

Financial Information

         At December 31, 2001, BRE's combination of debt and equity resulted in a total market capitalization of approximately $2.5 billion, with a debt-to-total market capitalization ratio of 40%. BRE's outstanding debt of $1.008 billion carried a weighted average interest rate of 6.62%. For the quarter, BRE's coverage ratio of EBITDA to interest expense was 3.7 times. The weighted average maturity for BRE's debt is eight years, excluding amounts drawn on the company's line of credit, and six years when amounts currently drawn are included.

         During third quarter 2001, BRE's board of directors authorized the purchase of the company's common stock in an amount up to $60 million. The timing of repurchase activity is dependent on the market price of the company's shares, and other market conditions and factors. To date, the company has repurchased a total of $31 million of common stock, representing 1,074,900 total shares, at an average price of $28.85 per share.

         For fourth quarter 2001, cash dividend payments to common shareholders totaled $21.3 million, or $0.465 per share, a 9.4% per share increase, from $19.1 million, or $0.425 per share, for the same period 2000. Correspondingly, the FFO payout ratio for fourth quarter 2001 was 69%, as compared with 65% for fourth quarter 2000. Cash dividend payments to common shareholders for the year reached $86.3 million, or $1.86 per share, as compared to $76.6 million, or $1.70 per share in 2000. The year 2001 FFO payout ratio was 69%, as compared to 66% in 2000.

Financial Summary
December 31, 2001

                           BALANCE SHEETS (Unaudited)

                          (Dollar amounts in thousands)

                                                                          Dec. 31, 2001        Dec. 31, 2000
------------------------------------------------------------------------------------------------------------------
Assets
------------------------------------------------------------------------------------------------------------------

Real estate portfolio Direct investments in real estate:

Investments in rental properties                                             $1,790,283                $1,646,486
Construction in progress                                                         83,002                    57,961
Less: accumulated depreciation                                                (158,873)                 (124,618)
                                                                ------------------------   -----------------------
                                                                              1,714,412                 1,579,829
                                                                ------------------------   -----------------------

Equity interests in and advances to real estate joint ventures:

Investments in rental properties                                                 42,083                    27,477
Construction in progress                                                         39,023                    34,439
                                                                ------------------------   -----------------------
                                                                                 81,106                    61,916
                                                                ------------------------   -----------------------

Land under development                                                           23,277                    30,144
                                                                ------------------------   -----------------------

Total real estate portfolio                                                   1,818,795                 1,671,889
Cash                                                                              3,892                       262
Other assets                                                                     53,294                    45,978
                                                                ------------------------   -----------------------

Total assets                                                                 $1,875,981                $1,718,129
                                                                ========================   =======================

------------------------------------------------------------------------------------------------------------------
Liabilities and shareholders' equity
------------------------------------------------------------------------------------------------------------------

Liabilities

     Unsecured senior notes                                                  $  483,000                $  243,000
     Unsecured line of credit                                                   315,000                   368,000
     Mortgage loans                                                             210,431                   214,253
     Accounts payable and accrued expenses                                       30,503                    22,048
                                                                ------------------------   -----------------------

Total liabilities                                                             1,038,934                   847,301
                                                                ------------------------   -----------------------

Minority interest                                                                52,151                    69,712
                                                                ------------------------   -----------------------

Shareholders' equity

Preferred stock, $.01 par value; 10,000,000 shares
authorized:  8 1/2% Series A cumulative redeemable,
liquidation preference  $25 per share.  Shares issued and
outstanding:  2,150,000.                                                         53,750                    53,750

Common stock; $.01 par value, 100,000,000 shares authorized.
Shares issued and outstanding: 45,807,191 at December 31,
2001; 45,895,281 at December 31, 2000.                                              458                       459

Additional paid-in capital                                                      730,688                   746,907
                                                                ------------------------   -----------------------
Total shareholders' equity                                                      784,896                   801,116
                                                                ------------------------   -----------------------
Total liabilities and shareholders' equity                                   $1,875,981                $1,718,129
                                                                ========================   =======================

BRE Properties, Inc.
Financial Summary
December 31, 2001

                      STATEMENTS OF OPERATIONS (Unaudited)

                      (In thousands, except per share data)

                                                                  Quarter ended                    Twelve months ended
                                                        ---------------------------------  -----------------------------------
                                                         Dec. 31, 2001      Dec. 31, 2000     Dec. 31, 2001      Dec. 31, 2000
-----------------------------------------------------------------------------------------  -----------------------------------

 REVENUE

------------------------------------------------------------------------------------------------------------------------------

 Rental income                                                $60,655           $57,695           $243,538            $235,723
 Partnership and ancillary income                               4,371             3,214             16,269              12,925
 Other income                                                     279               916              3,869               4,829
                                                         ------------- ----------------- ------------------    ----------------
 Total revenue                                                 65,305            61,825            263,676             253,477

------------------------------------------------------------------------------------------------------------------------------
 EXPENSES

------------------------------------------------------------------------------------------------------------------------------

 Real estate expenses                                          18,130            17,169             70,938              72,324
 Depreciation                                                  10,743             8,884             40,328              37,425
 Interest expense                                              12,310            10,146             48,517              45,028
 General and administrative                                     1,831             1,808              8,958               7,807
 Internet business (1)                                              -             5,690              7,163               8,765
                                                         ------------- ----------------- ------------------    ----------------
                                                         ------------- ----------------- ------------------    ----------------

 Total expenses                                                43,014            43,697            175,904             171,349

 Income before gains (losses) on sales of real estate
     investments and minority interest in consolidated
     subsidiary                                                22,291            18,128             87,772              82,128

 Gains (losses) on sales of real estate investments                 -           (2,982)              (327)            (35,693)
                                                         ------------- ----------------- ------------------    ----------------

 Income before minority interest in consolidated
     subsidiary                                                22,291            15,146             87,445              46,435

 Minority interest                                                925             1,129              4,068               5,132
                                                         ------------- ----------------- ------------------    ----------------

-------------------------------------------------------------------------------------------------------------------------------
 NET INCOME                                                   $21,366           $14,017            $83,377             $41,303
-------------------------------------------------------------------------------------------------------------------------------

 Dividends attributable to preferred stock                      1,142             1,142              4,569               4,569
-------------------------------------------------------------------------------------------------------------------------------
 Net Income Available to Common Shareholders                  $20,224           $12,875            $78,808             $36,734
-------------------------------------------------------------------------------------------------------------------------------

                                                        -------------- ----------------- ------------------    ----------------
                                                        -------------- ----------------- ------------------    ----------------
 Net income per share - Basic                                   $0.44             $0.28              $1.70               $0.81
                                                        -------------- ----------------- ------------------    ----------------
                                                        -------------- ----------------- ------------------    ----------------

                                                        -------------- ----------------- ------------------    ----------------
                                                        -------------- ----------------- ------------------    ----------------
 Net income per share - Assuming dilution         (2)           $0.44             $0.28              $1.69               $0.81
                                                        ============== ================= ==================    ================




--------------------------------------------------------------------------------------------------------------------------------
 Funds from operations (3)                                    $32,130           $31,610           $131,529            $123,428
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
 Per share funds from operations-Assuming dilution (3)          $0.67             $0.65              $2.71               $2.56
--------------------------------------------------------------------------------------------------------------------------------

 Weighted average shares outstanding - Basic                   45,925            45,795             46,235              45,181

 Weighted average shares outstanding -
   Assuming dilution                                           47,980            48,760             48,510              48,270

(1) Expenses related to VelocityHSI were added back to operating results to determine FFO from real estate. Our investment in VelocityHSI was recorded under the equity method of accounting. The recognition of our portion of income or losses was recorded on a 90-day lag basis, with losses applied to the extent of our investment in and receivables from VelocityHSI. The effect of including this business in FFO would be ($0.0) and ($0.15) for the quarter and year ended December 31, 2001, respectively, and ($0.12) and ($0.18) for the quarter and year ended December 31, 2000, respectively.

(2) Under FAS 128, if the effect of potentially dilutive shares is anti-dilutive to net income per share, the basic calculation is used. This occurred in connection with the loss on the DRA transaction in 2000.

(3)  Calculated using the FFO definition from NAREIT's October 1999 White Paper.

FORWARD LOOKING STATEMENTS

         In addition to historical information, we have made forward-looking statements in this report on Form 8-K. These forward-looking statements pertain to, among other things, our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or in their negative form or other variations, or by discussions of strategy, plans or intentions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized. The following factors, among others, could affect actual results and future events: defaults or non-renewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code as of 1986, as amended, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends, including interest rates, income tax laws, governmental regulation, legislation, population changes and other factors. Do not rely solely on forward-looking statements, which only reflect management's analysis. We assume no obligation to update forward-looking statements. For more details, please refer to the company's SEC filings, including our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits: None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 22, 2002                   By: /s/ Edward F. Lange, Jr.
                                              ----------------------------------
                                              Edward F. Lange, Jr.
                                              Executive Vice President and Chief
                                              Financial Officer